EXHIBITS.


     23 - Consent of Independent Public Accountants.



                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administration committee (or other persons who administer the employee benefit plan) has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized.


        Dated: July 12, 2000    CHOICE HOTELS INTERNATIONAL, INC.
                                RETIREMENT SAVINGS & INVESTMENT PLAN

                                By:   s/ Thomas Mirgon
                                    ------------------
                                      Senior Vice President, Administration
                                      Choice Hotels International, Inc.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 11-K, into the Company's previously filed Registration Statement Form S-8, File No. 333-41357.



ARTHUR ANDERSEN LLP

Vienna, Virginia
July 6, 2000


                                     -11-